PAUL J. COUCHOT - State Bar No. 131934
RICHARD H. GOLUBOW - State Bar No. 160434
WINTHROP COUCHOT
PROFESSIONAL CORPORATION
3 Civic Plaza, Suite 280
Newport Beach, CA 92660

Telephone: (949) 720-4100
Facsimile: (949) 720-4111

Attorneys for Debtor and Debtor in Possession





                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

                               SANTA ANA DIVISION

In re

HELIONETICS, INC.,

                  Debtor and
                  Debtor in Possession.








Bk. No. SA 97-14645-JR

In a Case Under Chapter 11 of the Bankruptcy
Code (11 U.S.C. ss. 1101 et seq.)

FOURTH AMENDED DISCLOSURE
STATEMENT DESCRIBING DEBTOR'S
THIRD AMENDED CHAPTER 11
LIQUIDATING PLAN


DISCLOSURE STATEMENT HEARING

DATE:  October 5, 1998
TIME:  11:30 a.m.
CTRM:  606
       34 Civic Center Plaza
       Federal Building, Rm. 506
       Santa Ana, CA 92701


PLAN CONFIRMATION HEARING

DATE:  November 24, 1998
TIME:  1:30 p.m.
CTRM:  606
       34 Civic Center Plaza
       Federal Building, Rm 506
       Santa Ana, CA 92701

I.       INTRODUCTION

         Helionetics, Inc. is the Debtor (hereinafter referenced as the "Debtor" or "Helionetics") in a Chapter 11 bankruptcy case pending before the United States Bankruptcy Court of the Central District of California ("Court"). On March 31, 1997 five creditors commenced an involuntary Chapter 7 proceeding against the Debtor. On May 2, 1997 the Debtor consented to an order for relief and converted its Chapter 7 case to one under Chapter 11. Chapter 11 allows the Debtor, and under some circumstances, creditors and other parties in interest, to propose a plan of reorganization, specifically herein, the Debtor's Third Amended Chapter 11 Plan ("Plan"). The Debtor is the party proposing the Plan sent to you in the same envelope as this document (the "Plan Proponent"). THE DOCUMENT YOU ARE READING IS THE DISCLOSURE STATEMENT FOR THE ENCLOSED PLAN.

         The Plan is a liquidation plan. The Plan Proponent seeks to accomplish payments under the Plan by the distribution of approximately $6,681,433.00. This amount is comprised of those proceeds generated by the sale of the Debtor's 3,750,000 shares of Laser Photonics, Inc., common stock in the aggregate amount of $7,096,247, the sale of the Debtor's disputed secured claim against AccuLase Inc. for $1,000,000, and accrued interest earned up to and including the Effective Date, less all post-petition payments made up to and including the Effective Date. In addition, Tri-Lite, Inc. ("Tri-Lite"); Self-Powered Lighting, Inc. ("SPL"); and AIM Energy, Inc. and AIM Technology, Inc. (collectively "AIM") will execute an $800,000 interest bearing secured promissory note in favor of the Official Committee of Unsecured Creditors of the Helionetics estate (the "Helionetics Committee") (All of the above referenced assets are hereinafter collectively referred to as the "Estate Funds"). The effective date ("Effective Date") of the proposed Plan is the tenth (10th) business day following the date that the order confirming the Plan is entered on the bankruptcy court docket.

         A.       Purpose of This Document

         This Disclosure Statement summarizes what is in the Plan, and tells you certain information relating to the Plan and the process the Court follows in determining whether or not to confirm the Plan.

         READ THIS DISCLOSURE STATEMENT CAREFULLY IF YOU WANT TO KNOW ABOUT:

         (1)      WHO CAN VOTE OR OBJECT,

         (2) WHAT THE TREATMENT OF YOUR CLAIM IS (i.e., what your claim will receive if the Plan is confirmed), AND HOW THIS TREATMENT COMPARES TO WHAT YOUR CLAIM WOULD RECEIVE IN LIQUIDATION,

         (3) THE HISTORY OF THE DEBTOR AND SIGNIFICANT EVENTS DURING THE BANKRUPTCY,

         (4) WHAT THINGS THE COURT WILL LOOK AT TO DECIDE WHETHER OR NOT TO CONFIRM THE PLAN,

         (5)      WHAT IS THE EFFECT OF CONFIRMATION, AND

         (6)      WHETHER THIS PLAN IS FEASIBLE.

         This Disclosure Statement cannot tell you everything about your rights. You should consider consulting your own lawyer to obtain more specific advice on how this Plan will affect you and what is the best course of action for you.

         Be sure to read the Plan as well as the Disclosure Statement. If there are any inconsistencies between the Plan and the Disclosure Statement, the Plan provisions will govern.

         The Code requires a Disclosure Statement to contain "adequate information" concerning the Plan. The Court has approved this document as an adequate Disclosure Statement, containing enough information to enable parties affected by the Plan to make an informed judgment about the Plan. Any party can now solicit votes for or against the Plan.

         B.       Deadlines for Voting and Objecting; Date of Plan Confirmation
                  Hearing

         THE COURT HAS NOT YET CONFIRMED THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT. IN OTHER WORDS, THE TERMS OF THE PLAN ARE NOT YET BINDING ON ANYONE. HOWEVER, IF THE COURT LATER CONFIRMS THE PLAN, THEN THE PLAN WILL BE BINDING ON THE DEBTOR AND ON ALL CREDITORS AND INTEREST HOLDERS IN THIS CASE.

                  1. Time and Place of the Confirmation Hearing

                  The hearing where the Court will determine whether or not to confirm the Plan will take place on November 24, 1998 at 1:30 p.m., in Courtroom 606, United States Bankruptcy Court Central District of California, 34 Civic Center Plaza, Federal Building, Santa Ana, California, 92701.

                  2. Deadline For Voting For or Against the Plan

                  If you are entitled to vote, it is in your best interest to timely vote on the enclosed ballot and return the ballot in the enclosed envelope to Ms. Lori Gauthier at Winthrop Couchot Professional Corporation, 3 Civic Plaza, Suite 280, Newport Beach, California 92660, Attn.: Ms. Lori Gauthier.

                  Your ballot must be received by November 16, 1998 or it will not be counted.

                  3. Deadline For Objecting to the Confirmation of the Plan

                  Objections to the confirmation of the Plan must be filed with the Court and received by Debtor's Counsel and Committee Counsel by November 16, 1998.

                  4. Identity of Person to Contact for More Information Regarding the Plan

                  Any interested party desiring further information about the Plan should contact either Debtor's counsel, Paul J. Couchot, Esq. at Winthrop Couchot Professional Corporation, 3 Civic Plaza, Suite 280, Newport Beach, CA 92660; telephone number (949) 720-4100 or counsel to the Helionetics Committee ("Committee Counsel"), Jeffrey I. Golden, Esq., at Albert, Weiland & Golden, LLP, 650 Town Center Drive, Suite 1350, Coast Mesa, California 92626, telephone number (714) 966-1000.

         C.   Disclaimer

         All assets of the Debtor have been liquidated to cash or notes. Further, the Debtor is no longer an operating entity. Accordingly, the Disclosure Statement describes a liquidating plan and therefore is not based upon financial data concerning the Debtor. The latest financial data of the Debtor to which the Debtor has access is the Debtor's annual 10-K report for the year 1995 and quarterly 10-Q reports for the first three-quarters of 1996, filed with the Securities and Exchange Commission. Because of the condition of the Debtor's books and records, this is the most recent information the Debtor has in its possession. Squar Milner & Reehl, as the Committee's financial advisors, filed the Debtor's tax returns for 1996 and 1997 and will be filing the Debtor's tax returns for 1998. These documents may be requested from Squar, Milner & Reehl upon the payment of copying costs and postage.

         The information contained in this Disclosure Statement as well as the financial information upon which the Debtor's Plan is formulated was provided by Chaim Markheim, former Vice President and Chief Operating Officer of the Debtor, and Adrian Cayetano, a director of the Debtor and former controller of the Debtor. The Plan Proponent represents that everything stated in the Disclosure Statement is true to the Plan Proponent's best knowledge. The Court has not yet determined whether or not the Plan is confirmable and makes no recommendation as to whether or not you should support or oppose the Plan.

II.      BACKGROUND

         A.       Description and History of the Debtor's Business

         The Debtor is a publicly held California corporation. Prior to 1995, it was a reporting company under the Securities and Exchange Act of 1934. The Debtor was primarily in the business of holding interests in other companies. It had been in business since 1970. On or about May 2, 1996, the date the order for relief was entered, the Debtor held interests in the following companies: Helio Computers Inc., KSW, Inc., Laser Photonics, Inc., Marinco Computer Products, Sentinel Systems, Inc., and Tri-Lite, Inc. During the course of the Chapter 11 proceeding, the Debtor sold all of its interests in Laser Photonics, Inc. Additionally, pursuant to the Bankruptcy Court approved K/B II Agreement by and between the Helionetics Committee, Susan E. Barnes, Bernard Katz, K/B Equities and the Debtor, the Debtor will transfer to Susan Barnes (1) its interest in Marinco Computer Products, Inc. and its interest in KSW, Inc. and (2) 82.5% of its interest in Tri-Lite. (This agreement is more fully described below.) Accordingly, on the Effective Date, the Debtor will have interests in the following companies: Helio Computers, Inc., and Sentinel Systems, Inc.

         B.       Principals/Affiliates of Debtor's Business

         The Debtor's current officers and directors are Bernard Katz, E. Maxwell Malone, Adrian Cayetano, Ernest Dageford and Jack H. Katz.

         The principal shareholder of the Debtor is Susan E. Barnes ("Barnes"), spouse of Bernard Katz. As of March 31, 1996, Barnes owned approximately 37.6% of the Debtor's common stock. Barnes will play neither an active nor a passive role in the Debtor and intends to give the present board of directors her proxy to vote.

         E. Maxwell Malone, Chaim Markheim, and Richard Sergo own, respectively, 1.9%, 1.4% and 1.5% of the common stock of the Debtor. All officers and directors as a group (3 persons) own 4.9% of the Debtor's common stock. Since the filing of the Debtor's bankruptcy petition, no compensation has been paid to any officer or director.

         C.       Management of the Debtor Before and After the Bankruptcy

         As stated above, the Debtor's current officers and directors are Bernard Katz, E. Maxwell Malone, Adrian Cayetano, Ernest Dageford and Jack H. Katz. Debtor's past officers and directors include the foregoing (except Adrian Cayetano) and Chaim Markheim and Richard Sergo.

         D.       Events Leading to Chapter 11 Filing

         A brief summary of the circumstances that led to the filing of this Chapter 11 case follows:

         On March 31, 1997, Bo B. and Hevka Sramek, David K. Marquardson, Trico S & T, and Jordan-Taylor, Inc. dba Industrial Resources, filed an involuntary petition under chapter 7 of the Bankruptcy Code against the Debtor (the "Petitioning Creditors"). The Petitioning Creditors asserted the following claims against the Debtor in connection with the filing of the involuntary petition: Srameks asserted a claim in the amount of $2,404,333.00 plus interest; Trico asserted a claim in the amount of $388,414.00 plus interest; Marquardson asserted a claim in the amount of $6,281.05 and Jordan-Taylor asserted a claim in the amount of $4,183.52. All of these claims allegedly arise from judgments obtained by said creditors. Subsequent to the filing of the involuntary petition, the Debtor consented to the entry of an order for relief under chapter 11 of the Bankruptcy Code. The order for relief was entered on May 2, 1997.

         E.       Members of the Helionetics Committee

         The members of the Helionetics Committee are: (1) B. Bo Sramek and Hevka Sramek; (2) Trico S & T; (3) Paige & Associates; (4) Arvel R. Bowyer; and
(5) Daniel J. Coplan.

         F.       Significant Events During the Bankruptcy

                  1. Bankruptcy Proceedings

                  The following is a chronological list of significant events that have occurred during this case:

                  (a) Motion For Limited Relief For the Automatic Stay/Motion to Compromise Controversy

                  On or about June 2, 1997, the Debtor filed a Motion For Order
(1) Approving Stipulation for Limited Relief From the Automatic Stay And (2) Determining Helionetics Receipt of Tri-Lite Stock To Be Free and Clear of All Liens. This motion would allow the liquidation of up to 2 million shares of the Laser Photonics, Inc., stock ("LPI Stock") pledged to the Tri-Lite Creditors Committee to satisfy allowed obligations owing to Tri-Lite administrative claimants. The stipulation was entered into between Helionetics and the Tri-Lite Committee. The Helionetics' Committee and the Office of the United States Trustee filed an opposition and joinder to opposition, respectively. By its opposition, the Helionetics' Committee asserted that the Helionetics' estate had claims against various insiders and affiliates, including, without limitation, Susan Barnes, Bernard Katz, Tri-Lite and other entities. The Helionetics' Committee also believed that the Pledge Agreement and the Tri-Lite Plan were avoidable as preferences and as fraudulent conveyances under 11 U.S.C. sections 547 and 548 and were executory contracts, which may be rejected. Broker & O'Keefe and Tri-Lite, Inc., filed joinders to the Debtor's Motion. The Tri-Lite Committee strenuously disputed the contentions of the Helionetics Committee.

                  The parties set forth above negotiated a settlement regarding the disputes and differences between them arising out of the Pledge Agreement and the LPI Stock. The settlement became the subject of a Motion To Approve Compromise of Controversy filed by the Debtor and subsequently refiled by the Helionetics Committee. On August 11, 1997, a hearing was held on the Motion to Compromise Controversy. At the hearing the Court authorized the sale of the pledged two million shares of LPI Stock by the Tri-Lite Committee pursuant to certain terms and conditions for a minimum of $1.10 per share. The shares were sold by the Tri-Lite Committee. Debtor's counsel and Committee Counsel are holding the sales proceeds in a segregated blocked interest bearing account.

                  (b)  Motion to Dismiss or Convert Pursuant to Section 1112(b)

                  On or about June 17, 1997, the Office of the United States Trustee filed a Motion to Dismiss or Convert Case Under Section 1112(b). The basis for the Motion was the Debtor's noncompliance with the United States Trustee's 7-day and 15-day requirements. Upon the Debtor's compliance with the 15 day and 7 day requirements of the Unites States Trustee' Office the Motion to Dismiss was withdrawn.

                  (c)  Motion for Order Fixing Bar Date

                  On or about July 18, 1997, the Debtor filed its Motion For Order Fixing Bar Date under Local Rule 111(a)(7). The Bar Date was November 12, 1997. A Supplemental Bar Bate by which certain creditors were to file a proof of claim was February 9, 1998. Also a separate bar date for interest holders to file a proof of interest was March 9, 1998. Check your copy of the Bar Date Notice you received to see which date applies to your claim or interest.

                  (d) Motion For Order Approving Intercreditor (Subordination) Agreement between Helionetics, Inc. and Baxter Healthcare Corporation

                  On August 4, 1997, the Debtor filed its Motion For Order Approving Intercreditor (Subordination) Agreement Between Helionetics, Inc. And Baxter Healthcare Corporation (the "Subordination Motion"). The Debtor is the holder of a first priority lien against all of the assets of AccuLase for loans made to AccuLase in the approximate amount of $3,000,000.

                  The relief requested in the Subordination Motion contemplated Court approval for the Debtor to subordinate its security interest in AccuLase, Inc.'s ("AccuLase") technology regarding excimer laser systems as applied to the cardiovascular and vascular markets to the security interest which AccuLase proposed to grant to Baxter under the terms of that certain

Master Technology Agreement entered into by and between Baxter and AccuLase. Pursuant to the Master Technology Agreement, Baxter and AccuLase also entered into a License Agreement and a Manufacturing Agreement. By the terms of the aforementioned agreements, Baxter will be the exclusive licensee of certain technological know-how regarding excimer laser systems as applied to cardiovascular and vascular markets and AccuLase will be the exclusive manufacturer of these laser systems. In order to ensure AccuLase's performance of its obligations as set forth in the Master Technology Agreement, the Manufacturing Agreement and License Agreement, Baxter requested that it be given a first priority security interest in that certain technology of AccuLase which is the subject of the Master Technology Agreement, the License Agreement and the Manufacturing Agreement.

                  At the time of the Subordination Motion, the Debtor owned approximately sixty percent (60%) of LPI. LPI owns approximately seventy-six (76%) of AccuLase. The Debtor expected to benefit from the successful commercialization of AccuLase's technology as contemplated by the Master Technology Agreement because the commercialization would substantially increase the value of the Debtor's LPI Stock.

                  At the August 13, 1997 hearing on the Subordination Motion, the Court authorized the subordination of the Debtor's security interest in the technology to that of Baxter subject to additional terms and conditions requested by the Helionetics Committee. Because of the execution of the Master Technology Agreement and Court approval thereof, the Debtor believes that the value of its LPI Stock rose approximately 70%.

                  (e)  Sale of AccuLase Claim

                  On August 29, 1997, the Debtor filed a motion to sell its secured claim against AccuLase, in the purported amount of $2,972,000 plus interest ("AccuLase Claim"), to Pennsylvania Merchant Group for $1,000,000 in cash. The motion was approved by the Court on September 8, 1997. Subsequently, the sale of the AccuLase Claim closed and $1,000,000 was transferred to the trust account of Winthrop Couchot P.C., Debtor's counsel to be distributed pursuant to the terms of the Tri-Lite Agreement.

                  (f)  Motion To Extend Exclusivity

                  The Debtor filed its Original Chapter 11 Plan on August 29, 1997. A proposed disclosure statement was not filed at that time as the Debtor was in negotiations with parties in an effort to reach a consensual plan. The Debtor filed a motion to extend its solicitation exclusivity, which expired on October 28, 1997. The Debtor sought an extension up and until January 26, 1997. The Helionetics Committee opposed the Debtor's request and a hearing was scheduled for December 8, 1997. Said hearing was continued to December 22, 1997 and subsequently to January 13, 1997 whereat the parties stipulated to a conditional extension of the exclusivity period regarding solicitation to February 11, 1998.

                  (g)  Barnett Settlement

                  Pursuant to Tri-Lite's confirmed plan of reorganization, Richard Barnett, a class two secured creditor of Tri-Lite, Inc., was to receive a security interest in 100,000 shares of LPI Stock. Mr. Barnett also has a second priority interest in all assets of Tri-Lite. The Helionetics Committee and the Tri-Lite Committee took the position that Mr. Barnett's security interest in the 100,000 shares of LPI Stock, which was in the possession of Jeffrey Broker, Esq., was not perfected and may be avoided and preserved for the benefit of the creditors of Helionetics pursuant to 11 U.S.C. ss.ss. 544, 547, 550 and 551. Mr. Barnett disputed the Helionetics Committee's position regarding the perfection of his security interest.

                  The Helionetics Committee, the Tri-Lite Committee and Barnett have settled their disputes (the "Barnett Settlement"). Pursuant to the Barnett Settlement, Barnett has turned over his 100,000 shares of LPI Stock to the Helionetics Committee so that said shares could be sold in accordance with the Tri-Lite Agreements. The 100,000 shares were sold and the proceeds from that sale shall be disbursed pursuant to the Tri-Lite Agreements (defined below). Mr. Barnett in return has received a class 4 claim under the Tri-Lite Plan in the amount of $180,000 in addition to his present class 4 claim under the Tri-Lite Plan. A true and correct copy of the Barnett Settlement may be requested from Debtor's counsel upon payment of copying costs and postage. The Barnett Settlement was approved by the Court on or about February 2, 1998.

                  (h)  Settlement of Tri-Lite Committee Lien Dispute

                  On September 3, 1997 the Debtor, the Helionetics Committee, Tri-Lite and the Tri-Lite Committee attended a settlement conference with Judge John Ryan in an effort to resolve all disputes between the parties. The dispute centered around the distribution of the $2,200,000 sale proceeds received as a result of the liquidation of the Debtor's two million shares of LPI Stock and all other LPI Stock owned by Helionetics, subject to the Tri-Lite Committee's lien, that were purportedly pledged as a guaranty of performance of the confirmed Tri-Lite plan. The Helionetics Committee asserted among other things that the pledge was avoidable as a fraudulent conveyance.

                  A settlement was reached between the Debtor, the Helionetics Committee, Tri-Lite and the Tri-Lite Committee (the "Tri-Lite Agreement"). A true and correct copy of the Tri-Lite Agreement may be requested from Debtor's counsel upon payment of copying costs and postage. The Tri-Lite Agreement provides a mechanism for the sale and a formula by which the proceeds from the sale of 3,750,000 shares of LPI Stock and the AccuLase Note will be distributed between the Helionetics estate and the Tri-Lite estate. The Tri-Lite Agreement provides that, to the extent possible, the administrative claims of both estates will be paid, the remaining obligations under the Tri-Lite plan will be paid and the allowed unsecured claims of Helionetics creditors will be paid.

                  A further agreement was reached between only the Debtor and the Helionetics Committee whereby it was agreed that the Debtor would assign to the Helionetics Committee all of its rights to prosecute claims, rights, and causes of actions of Helionetics against insiders of Helionetics and all of its subsidiaries and claims against affiliates or subsidiaries and any of the subsidiaries (the "Tri-Lite Agreement II"). A true and correct copy of the Tri-Lite Agreement II may be requested from Debtor's counsel upon payment of copying costs and postage. The Tri-Lite Agreement and the Tri-Lite Agreement II are collectively referred to herein as the Tri-Lite Agreements.

                  In order to effectuate the Tri-Lite Agreements, the Tri-Lite Committee and the Helionetics Committee entered into another agreement whereby both Committees agreed that all obligations of Helionetics to the Tri-Lite Committee, (the Tri-Lite Class 4 general unsecured creditors and the Tri-Lite administrative claimants,) which are secured by the Debtor's LPI Stock, also included obligations to the Helionetics Committee and the estate pursuant to the court approved Tri-Lite Agreement. This agreement referred to herein as the Pledge Agreement Amendment is embodied in the First Amendment To The Amended and Restated Pledge Agreement, which was approved by the Court on, or about December 8, 1997. A true and correct copy of the Pledge Agreement Amendment may be requested from Debtor's counsel upon payment of copying costs and postage.

                  The Pledge Agreement Amendment and the Tri-Lite Agreement expressly delineate the scope of the underlying obligations which are secured by the LPI Stock and clarifies that the disposition, sale, offer or foreclosure of the LPI Stock by the Tri-Lite Committee and its agents and brokers in strict compliance with the terms of the Tri-Lite Agreement shall in no way alter or limit the exemptions and protections provided to the Tri-Lite Committee and its agents and brokers with respect to security regulations as previously set forth in the Tri-Lite Confirmation Order. A true and correct copy of the Tri-Lite Confirmation Order may be requested from Debtor's counsel upon payment of copying costs and postage. Accordingly, all LPI Stock owned by Helionetics remains covered by the Pledge Agreement, exempt from securities laws and free trading under the Tri-Lite Plan pursuant to the Bankruptcy Code.

                  (i)  Lawrence Fund Settlement

                  On or about October 14, 1997, the Helionetics Committee filed a Motion for Temporary Restraining Order and Preliminary Injunction with respect to the Lawrence Fund. The Helionetics Committee by such motion sought a temporary restraining order and preliminary injunction prohibiting the Lawrence Fund from transferring, disposing or encumbering the stock certificates of Laser Photonics, Inc. and KSW Inc., which were in the possession of the Lawrence Fund or being held by the Clerk of the United States District Court of the Southern District of New York ("Court Clerk") pursuant to an order entered on or about August 12, 1996 against Barnes and in favor of the Lawrence Fund for turnover. The Debtor joined this motion. On or about November 6, 1997, the Helionetics Committee, Lawrence Fund L.P., Feivel Gottlieb, Irwin

Zalcberg, and Susan Barnes entered into a stipulation whereby all certificates of LPI Stock currently held by the Court Clerk would be turned over to counsel for the Helionetics Committee.

                  The LPI stock certificate has been turned over and sold with proceeds to be distributed in accordance with the Tri-Lite Agreements.

                  (j)  Sale of LPI Stock

                  On or about November 13, 1997, the Helionetics Committee and the Tri-Lite Committee filed a Motion for Authority to Sell LPI Stock. At that time, the Debtor's remaining 1,750,000 shares of LPI Stock were held by the following entities, all of whom subsequently agreed to turn over the LPI Stock so that the Helionetics Committee and the Tri-Lite Committee could sell it:

================================================================================

                    IDENTITY                            NO. OF SHARES
--------------------------------------------------------------------------------
           Jeffrey Broker, Esq.                            100,000

--------------------------------------------------------------------------------
           District Court in New York                      625,000

--------------------------------------------------------------------------------
           Altres Financial                                200,000

--------------------------------------------------------------------------------
           Susan Barnes                                    825,000
================================================================================

                  On November 25, 1997, the Court authorized the Tri-Lite and Helionetics Committees to sell the 1,750,000 shares of LPI Stock free and clear of liens and interests pursuant to the Tri-Lite Agreements. During the months of March and April, 1998, the Tri-Lite Committee, sold the Debtor's remaining 1,750,000 shares of LPI common stock for a net price of $2.80 per share.

                  (k)  Employment of Professionals

                  The Court has approved the employment of the following professionals:



===========================================================================================================================
                                                                            Entry of Order               Fees Approved and
Description of Professionals          Firm Name                             Approving Employment         Paid To Date

---------------------------------------------------------------------------------------------------------------------------
Debtor's Insolvency Counsel           Winthrop Couchot Professional         July 3, 1997                 $260,030.75
                                      Corporation

---------------------------------------------------------------------------------------------------------------------------
Counsel to the Official Committee     Albert, Weiland & Golden              July 18, 1997                $229,403.33
of Unsecured Creditors

---------------------------------------------------------------------------------------------------------------------------
Public Accountants to the Committee   Squar, Milner & Reehl                 July 11, 1997                $114,543.20
===========================================================================================================================


                  2.   Significant Adversary Proceedings

                  The following significant adversary proceedings and motions are still pending:

                       (a) Settlement of Insider Litigation

                       As stated above, in June of 1997, the Debtor had filed a motion to approve a stipulation for relief from the automatic stay which would allow liquidation of up to 2 million shares of certain pledged LPI stock ("LPI Stock"). The stipulation was entered into between the Debtor and the Tri-Lite Committee. The Helionetics Committee opposed the sale on the grounds that the Helionetics estate has claims against various insiders and affiliates of Tri-Lite, including, without limitation, Susan Barnes, Bernard Katz, Tri-Lite and other entities. The Helionetics Committee also believes that the agreement by which the LPI stock had been pledged as security and the Tri-Lite Plan were avoidable as preferences and as fraudulent conveyances under 11 U.S.C. sections 547 and 548 and were also executory contracts which may be rejected. The Tri-Lite Committee strenuously disputed the contentions of the Helionetics Committee.

                       A settlement of these disputes between the Debtor, the Helionetics Committee, Susan Barnes ("Barnes"), Bernie Katz ("Katz"), K/B Equities, Inc., and Tri-Lite, Inc., was reached and memorialized in that certain term sheet dated November 13, 1997 (the "K/B Agreement") which was approved by the Court on or about November 25, 1997. The K/B

Agreement is superseded by the K/B II Agreement approved by the Bankruptcy Court on October 5, 1998. A true and correct copy of the K/B II Agreement may be requested from Debtor's counsel upon payment of copying costs and postage.

                       The salient terms of the K/B II Agreement are as follows:

                                    (1) Susan Barnes shall waive any and all
claims she may have or had against the Debtor's estate, including the $4,311,000 Barnes-K/B Claim, except for any claims she may have against the Debtor that stems from equitable subrogation rights she may have in the $153,644 Colyear Trust Claim.

                                    (2) Tri-Lite, SPL and AIM shall execute an
interest bearing promissory note in the amount of $800,000(1) in favor of the Helionetics Committee. The note is to be secured by the assets of Tri-Lite,(2) and the assets and stocks of AIM and SPL, both subsidiaries of Tri-Lite. In the event of a default under this note, all of the security shall automatically revert to the Helionetics Committee subject to the rights of non-insider third party intervening creditors.

                                    (3) Tri-Lite, AIM and SPL shall execute an
interest-bearing promissory note in the amount of $500,000.00 in favor of Barnes. The note is to be secured by the assets of Tri-Lite, AIM and SPL in a position junior to that of the $800,000.00 note in favor of the Helionetics Committee and SPL's unsecured creditor claims. The $500,000.00 note does not get paid until the $800,000.00 note has been paid in full and the SPL unsecured creditors have been paid in full under the terms of SPL's plan of reorganization.

                                    (4) 24,000 shares of KSW, Inc. stock shall
inure to the benefit of Susan Barnes and shall not be turned over to the Debtor's estate.

                                    (5) Any interest the Debtor's estate has in
Marinco Computers Products, Inc., shall be turned over to Susan Barnes.

----------

(1) The value of the note is unknown. Because both the Helionetics Committee and the Office of the United States Trustee believe Tri-Lite, Inc. may have little value, it could be that the note is also of little value.

(2) Tri-Lite, Inc., was recently re-registered under the name of Prime Technology, Inc.

                                    (6) Susan Barnes shall obtain 82.5% of New
Tri-Lite stock along with all voting rights.(1)

                                    (7) Susan Barnes shall turnover (and has
turned over) all shares of LPI Stock which she holds and all rights she has in said shares of LPI Stock shall be assigned to the Helionetics Committee.

                                    (8) The $1,800,000 note from Tri-Lite in
favor of the Debtor shall be cancelled.

                                    (9) Subject to certain limitations set forth
in the K/B II Agreement, there shall be general and mutual releases of claims between and among all parties to the K/B II Agreement.

                       (b) Subordination Litigation

                       On May 26, 1998, the Debtor filed its complaints to subordinate the asserted claims of Paige & Associates and Arvel Bowyer pursuant to section 510(b) of the Bankruptcy Code. The Debtor has since settled both matters. Under the terms of the settlement with Paige, Paige will have an allowed general unsecured Class 6 claim in the amount of $64,173.76 and an allowed unsecured subordinated section 510(c) Class 7 Claim in the amount of $24,956.46. Under the terms of

----------

(1) Unbeknownst to the Debtor, the Debtor's counsel, Bernie Katz, Susan Barnes or Susan Barnes' counsel, on October 5, 1998, Arvel Bowyer sought and obtained in the Orange County, CA Superior Court, case no. 747201, a temporary restraining order enjoining and restraining Katz and Barnes from in any way transferring or selling, among other things, the Tri-Lite Stock transferred to Barnes under the terms of the K/B II Agreement. Bowyer's request for a TRO was the result of Bowyer's pre-petition judgment against Sentinel Systems, Inc., Bernie Katz, Chaim Markheim, Richard Sergo and the Debtor. It is the opinion of the Debtor's Board of Directors that this pending state court litigation may impact the value of the $800,000 note, performance of Tri-Lite under the terms of the $800,000 note and the value of the existing Tri-Lite Stock including the Tri-Lite Stock transferred to Barnes or the Helionetics Committee by way of the K/B II Agreement. The Helionetics Committee does not believe that the pending state court litigation will have any impact on the value of the $800,000 note, performance of Tri-Lite under the terms of the $800,000 note or the value of the existing Tri-Lite Stock including the Tri-Lite Stock transferred to Barnes or the Helionetics Committee by way of the K/B II Agreement.

the settlement with Bowyer, Bowyer will have an allowed general unsecured Class 6 Claim in the amount of $537,095.78, an allowed unsecured subordination ss. 510(c) Class 7 Claim in the amount of $95,000 and an allowed Class 4 priority-wage claim in the amount of $4,000.

                       Without initiating a lawsuit, the Debtor was able to negotiate a settlement with Sramek, regarding the subordination of the Sramek Claim. Under the terms of the proposed settlement with Sramek, Sramek will have an allowed general unsecured Class 6 Claim in the amount of $1,900,000 and an allowed unsecured subordinated ss. 510(c) Class 7 Claim in the amount of $709,109.35.

                       The Debtor intends to subordinate the Class Action Claim, the Levatter & Brainerd Claim (defined below) and certain other investor claims pursuant to Section 510(b) of the Bankruptcy Code by way of the Plan (see Treatment for Class 8 Interest Holders).

                  3. Other Legal Proceedings

                  In addition to the proceedings discussed above, the Debtor is the defendant in a class action suit styled In re Helionetics, Inc. Securities Litigation. Upon the filing of the Debtor's bankruptcy petition, the District Court entered an order removing the class action from the Court's active caseload. A pre-trial meeting of counsel was scheduled for April 9, 1997. Neither the Debtor nor any of the non-debtor defendants attended the meeting because the court had taken the case off the court's active caseload. Thereafter, plaintiffs filed an objection to the court's removal of the case from the court's active case load and requested that the court enter a $30 million default judgment against the nondebtor defendants because the nondebtor defendants did not attend the April 9, 1997 pre-trial meeting. The Debtor filed an opposition to the plaintiffs' objection and request for default judgment, which the nondebtor defendants joined. Plaintiffs' counsel filed a reply thereto. The court took the matter of the request for a default judgment under submission and scheduled a pre-trial conference for August 11, 1997 at 2:00 p.m. The court subsequently took the pre-trial conference off calendar and advised that it would issue a ruling on the request for a default judgment without the need for oral argument. The request for a default judgment was denied.

                  The Debtor is also a defendant in an action entitled Levatter & Brainerd vs. AccuLase, Inc., et al. (the "Levatter & Brainerd Claim"), which is presently pending in the Superior

Court of California in the County of San Diego. The action as to all defendants was removed to the appropriate federal district court. The District Court remanded the action back to the State Court as to all defendants except Helionetics. The action as to Helionetics is presently stayed in District Court pursuant to ss. 362 of the Bankruptcy Code.

                  4. Potential Litigation Against Insiders

                  The Debtor and the Helionetics Committee have agreed that the Helionetics Committee will pursue any claims against the Debtor's insiders and the recovery of any and all avoidance actions including without limitation, preferential transfers and fraudulent transfers. The Helionetics Committee has not completed its analysis of all such actions nor of the claims against insiders but believes that the following claims may exist:

                       (a) Potential action against the directors and officers of the Debtor and their insurance carriers.

                       (b) Potential action against Davis & Associates and Don Davis in connection with the Cardio Dynamics transaction;

                       (c) Potential action against the purchaser of the Cardio Dynamics stock; and

                       (d) Potential actions against insiders that may assert claims against the Helionetics estate.

                  5. Procedures Implemented to Resolve Financial Problems

                  As stated above, the Debtor's Plan does not contemplate the ongoing operations of Helionetics. The Debtor is, essentially, a holding company in its present form. The Plan proposes to pay creditors from the proceeds from the sale of its LPI Stock and, its secured claim against AccuLase, as well as proceeds from litigation to be undertaken by the Helionetics Committee. Accordingly, the implementation of preventative procedures to solve operational financial problems of the Debtor is inapplicable to this particular debtor.

                  6. Current and Historical Financial Condition

                  As previously stated, the Debtor is not an operating company. All its valuable assets have been sold resulting in gross cash sale proceeds of $8,096,247. The Debtor therefore does not generate income from sales or production nor does the Debtor incur operational expenses. As also stated, the most recent financial data which the Debtor has is its 10K and 10-Q filed reports with the Securities and Exchange Commission for the year 1995. It is impossible at this time for the Debtor to construct financial reports regarding the 1996 and 1997 financial years. The Debtor does, however, expect to receive from Squar, Milner & Reehl certain information regarding the 1996, 1997 and 1998 fiscal years since Squar, Milner & Reehl is preparing the Debtor's tax returns for those years. Such information can be obtained from Squar, Milner & Reehl upon the payment of appropriate copying costs and postage. The identity and fair market value of the estate's assets are listed on Exhibit A.

III. SUMMARY OF THE PLAN OF REORGANIZATION

         A. What Creditors and Interest Holders Will Receive Under The Proposed Plan

         As required by the Bankruptcy Code, the Plan classifies claims and interests in various classes according to their right to priority. The Plan states whether each class of claims or interests is impaired or unimpaired. The Plan provides the treatment each class will receive.

         B.       Unclassified Claims

         Certain types of claims are not placed into voting classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Proponent has not placed the following claims in a class.

                  1.       Administrative Expenses

                  Administrative expenses are claims for costs or expenses of administering the Debtor's Chapter 11 case which are allowed under Code section 507(a)(1). The Code requires that all administrative claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment.

                  The following chart lists all of the Debtor's ss. 507(a)(1) administrative claims and their treatment under the Plan (see Exhibit F for detailed information about each administrative expense claim:

=====================================================================================================================
Winthrop Couchot                  Estimated additional fees, through            Paid in full from Estate Funds on
Professional Corporation          confirmation, of  approximately               the later of the Effective Date or
                                  $219,969 (which includes a holdback           date of allowance
                                  in the amount of $39,252.62)
---------------------------------------------------------------------------------------------------------------------
Albert, Weiland & Golden          Estimated additional fees, through            Paid in full from Estate Funds
                                  confirmation, of approximately                on the later of the Effective
                                  $250,597 (which includes a holdback           Date or date of allowance
                                  in the amount of $29,395.12)
---------------------------------------------------------------------------------------------------------------------
Squar, Milner & Reehl             Estimated additional fees,through             Paid in full from Estate Funds
                                  confirmation, of approximately                on the later of the Effective
                                  $125,457 (which includes a holdback           Date or date of allowance
                                  date of allowance of $15,436.62)
---------------------------------------------------------------------------------------------------------------------
Clerk's Office Fees               Unknown                                       Paid in full from Estate Funds on
                                                                                Effective Date

Other Administrative              $ 23,500.00                                   Paid in full from Estate Funds on
Expenses, Including Office                                                      Effective Date
of the U.S. Trustee Fees
---------------------------------------------------------------------------------------------------------------------
Total                             Approx. $619,533
=====================================================================================================================

                  Court Approval of Fees Required

                  The Court must rule on all fees listed in this chart before the fees will be owed. For all fees except Clerk's Office fees and U.S. Trustee's fees, the professional in question must file and serve a properly noticed fee application and the Court must rule on the application. Only the amount of fees allowed by the Court will be owed and required to be paid under this Plan.

                  The Debtor estimates that it will need to pay approximately $619,533 of administrative claims on the Effective Date of the Plan unless the claimants agreed to be paid later or the Court has not yet ruled on the claim. As indicated elsewhere in this Disclosure Statement, the source of the cash to pay these estimated administrative claims is the remaining proceeds from the sale of the 3,750,000 shares of LPI Stock, the sale of the Debtor's secured claim against AccuLase for $1,000,000 (which have already occurred) and interest earned up to and including the Effective Date.

                  2.    Priority Tax Claims

                  Priority tax claims include certain unsecured income, employment and other taxes described by Code section 507(a)(8). The Code requires that each holder of such a section 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments, over a period not exceeding six years from the date of the assessment of such tax.

                  The following chart lists all of the Debtor's section 507(a)(8) priority tax claims and their treatment under the Plan:



=====================================================================================================================
                Description                                Amount Owed(1)                   Treatment
                -----------                                --------------                   ---------

Name     = IRS                                             $29,377.50              Payment in full on Effective Date

Type of tax = Payroll

Date tax assessed =        1996
---------------------------------------------------------------------------------------------------------------------

Name = State of CA-EDD                                     $6,387.38               Payment in full on Effective Date

Type of tax = State Withholding Tax

Date tax assessed = Unknown
---------------------------------------------------------------------------------------------------------------------

Name = Treasurer/Tax Collector O.C.                        $28,310.69              Payment in full on Effective Date

Type of tax = personal property tax

Date tax assessed = Unknown
---------------------------------------------------------------------------------------------------------------------

Name = State Franchise Tax Board                           $3,515.03               Payment in full on Effective Date

Type of tax = Payroll

Date tax assessed = 1996
---------------------------------------------------------------------------------------------------------------------

Total                                                      $67,590.60
=====================================================================================================================

----------

(1) Nothing contained herein shall be deemed a waiver or release of any party's rights to object to the amount or classification of the following claims.

         C.       Classified Claims and Interests

                  1. Classes of Secured Claims

                  Secured claims are claims secured by liens on property of the estate. The following chart lists all classes containing Debtor's secured pre-petition claims and their treatment under the Plan:

====================================================================================================================================
CLASS                           DESCRIPTION                                  INSIDERS                IMPAIRED
                                                                                Y/N                     Y/N
------------------------------------------------------------------------------------------------------------------------------------
1(a)           Name = Alleged Secured Claim of Susan Barnes and any             Yes                 No, treatment in accordance
               and all claims of K/B Equities & Bernard Katz                                        with K/B II Agreement which
               (hereinafter the "K/B Claim") (Disputed)                                             is incorporated herein by
                                                                                                    reference.

               Alleged Collateral Description =  $6,637,136.00 in cash
               (proceeds from sale of LPI Stock and AccuLase Note).
               Tri-Lite Committee alleges that Barnes does not have a lien on LPI sale proceeds. Instead she is a "sold out junior".

               Collateral value = approximately $6,637,136.00 in cash

               Priority of security int. = subordinated to the claim of the Tri-Lite Creditors Committee with respect to the LPI Stock only; otherwise first priority.

               Principal owed = $4,311,000; Pre-pet. Arrearage amount
               = n/a; Post-pet. Arrearage amount = n/a
               Total claim amount = asserted amount $4,311,000
------------------------------------------------------------------------------------------------------------------------------------



==============================================
CLASS          TREATMENT
----------------------------------------------
1(a)           The holders of the allowed Class 1
               Claims shall be treated in accordance
               with the terms of that certain agreement
               entered into by and between the Debtor,
               the Helionetics Committee, Barnes, Katz,
               K/B Equities, Tri-Lite and the Tri-Lite
               Committee (the "K/B II Agreement").

               Pursuant to the K/B II Agreement, Barnes
               shall have no claims or interest in the
               Helionetics estate except for any claims
               she may have which stem from equitable
               subrogation rights she may have in the
               Class 1(e) $153,644 Colyear Trust Claim.
               Susan Barnes will, however, among other
               things, receive 82.5% of New Tri-Lite
               Stock; retain 24,000 KSW shares; retain
               all her shares in Marinco; and receive a
               $500,000.00 note against AIM, SPL and
               Tri-Lite secured by their assets (junior
               to the Committee's $800,000.00 secured
               note). The $500,000 note does not get
               paid until the $800,000.00 note has been
               paid in full and the SPL unsecured
               claims are paid in full in accordance
               with the SPL plan of reorganization.
-----------------------------------------------------------

====================================================================================================================================
CLASS                DESCRIPTION                  INSIDERS          IMPAIRED               TREATMENT
                                                    Y/N               Y/N
------------------------------------------------------------------------------------------------------------------------------------
1(b)      Name = Richard C. Pinney               No                No          Pursuant to Claim no.16, this
                                                                               claimant alleges a secured claim
          Alleged Collateral Description                                       against the estate based upon a
          = Unknown                                                            November 2, 1995 judgment for
                                                                               unpaid wages.  This claim is
          Collateral value = Unknown                                           subject to a pending objection
                                                                               from the Helionetics Committee
          Priority of security int. =                                          on the grounds that this
          Unknown                                                              claimant has presented no
                                                                               evidence of a security
          Principal owed = $18,547.60                                          interest.  The hearing on the
                                                                               objection to this claim is
          Pre-pet. Arrearage amount =                                          scheduled for October 26, 1998.
          Unknown                                                              The Helionetics Committee
                                                                               believes that, at best, this
          Post pet. Arrearage amount =                                         claimant has a general unsecured
          n/a                                                                  Class 6 claim against the
                                                                               estate.  To the extent any
          Total Claim Amount = $18,547.60                                      collateral or proceeds therefrom
                                                                               is insufficient to pay the
                                                                               allowed secured portion of the
                                                                               claim in full, the deficiency
                                                                               claim shall be classified and
                                                                               paid pursuant to treatment of
                                                                                Class 6 claimants.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
CLASS                DESCRIPTION                  INSIDERS          IMPAIRED               TREATMENT
                                                    Y/N               Y/N
------------------------------------------------------------------------------------------------------------------------------------
1(c)      Name = Trico S&T                       No                No          Pursuant to Claim no.51, this
                                                                               claimant alleges a secured claim
          Alleged Collateral Description                                       against the estate based upon a
          = Unknown                                                            July 29, 1992 judgment.  It is
                                                                               anticipated that a Bankruptcy
          Collateral value = Unknown                                           court determination of this
                                                                               claim shall occur prior to the
          Priority of security int. =                                          Effective Date. The Debtor
          Unknown                                                              believes that, at best, this
                                                                               claimant has a general unsecured
          Principal owed = $369,310.19                                         Class 6 claim against the
                                                                               estate.  The secured portion of
          Pre-pet. Arrearage amount =                                          this claim, if any, shall be
          Unknown                                                              paid in accordance with the
                                                                               priority of such claim from the
          Post pet. Arrearage amount =                                         collateral or proceeds of such
          n/a                                                                  collateral on the Effective
                                                                               Date. To the extent any
          Total Claim Amount =                                                 collateral or proceeds therefrom
          $369,310.19                                                          is insufficient to pay the
                                                                               allowed secured portion of the
                                                                               claim in full, the deficiency
                                                                               claim shall be classified and
                                                                               paid pursuant to treatment of
                                                                               Class 6 claimants.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
CLASS                DESCRIPTION                  INSIDERS          IMPAIRED               TREATMENT
                                                    Y/N               Y/N
------------------------------------------------------------------------------------------------------------------------------------
1(d)      Name = Jose R. Mundoza                 No                No          Pursuant to Claim no.53, this
                                                                               claimant alleges a secured claim
          Alleged Collateral Description                                       against the estate for unpaid
          = Unknown                                                            vacation and wages from the
                                                                               period January 1, 1996 to
          Collateral value = Unknown                                           February 29, 1997.  This claim
                                                                               is subject to a pending
          Priority of security int. =                                          objection from the Helionetics
          Unknown                                                              Committee on the grounds that
                                                                               this claimant has presented no
          Principal owed = $5,800.00                                           evidence of a security
                                                                               interest.  The hearing on the
          Pre-pet. Arrearages amount =                                         objection to this claim is
          Unknown                                                              scheduled for October 26, 1998.
                                                                               The Helionetics Committee
          Post pet. Arrearage amount =                                         believes that, at best, this
          n/a                                                                  claimant has a general unsecured
                                                                               Class 6 claim against the
          Total Claim Amount = $5,800.00                                       estate. To the extent any
                                                                               collateral or proceeds therefrom
                                                                               is insufficient to pay the
                                                                               allowed secured portion of the
                                                                               claim in full, the deficiency
                                                                               claim shall be classified and
                                                                               paid pursuant to treatment of
                                                                               Class 6 claimants.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
CLASS                DESCRIPTION                  INSIDERS          IMPAIRED               TREATMENT
                                                    Y/N               Y/N
------------------------------------------------------------------------------------------------------------------------------------
1(e)          Name = Richard C. Colyear              No                No          Pursuant to Claim no.54, this
              Testamentary Trust                                                   claimant alleges a secured claim
                                                                                   against the estate based upon a
              Alleged Collateral Description                                       August 24, 1995 judgment for
              = Unknown                                                            rent or a long-term lease and
                                                                                   attorneys' fees and costs.  This
              Collateral value = Unknown                                           claim is subject to a pending
                                                                                   objection from the Helionetics
              Priority of security int. =                                          Committee on the grounds that
              Unknown                                                              this claimant has presented no
                                                                                   evidence of a security
              Principal owed = $153,643.57                                         interest.  The hearing on the
                                                                                   objection to this claim is
              Pre-pet. Arrearages amount =                                         scheduled for October 26, 1998.
              Unknown                                                              The Helionetics Committee
                                                                                   believes that, at best, this
              Post pet. Arrearage amount =                                         claimant has a general unsecured
              n/a                                                                  Class 6 claim against the
                                                                                   estate. To the extent any
              Total Claim Amount =                                                 collateral or proceeds therefrom
              $153,643.57                                                          is insufficient to pay the
                                                                                   allowed secured portion of the
                                                                                   claim in full, the deficiency
                                                                                   claim shall be classified and
                                                                                   paid pursuant to treatment of
                                                                                   Class 6 claimants.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
CLASS                DESCRIPTION                  INSIDERS          IMPAIRED               TREATMENT
                                                    Y/N               Y/N
------------------------------------------------------------------------------------------------------------------------------------
1(f)          Name = Richard O'Niel                  No                No          Pursuant to Claim no.67, this
                                                                                   claimant alleges a secured claim
              Alleged Collateral Description                                       for legal services performed.
              = Client files                                                       This claim is subject to a
                                                                                   pending objection from the
              Collateral value = $0                                                Helionetics Committee on the
                                                                                   grounds that this claimant has
              Priority of security int. =                                          presented no evidence of a
              First                                                                security interest.  The hearing
                                                                                   on the objection to this claim
              Principal owed = $179,869.58                                         is scheduled for October 26,
                                                                                   1998.  The Helionetics Committee
              Pre-pet. Arrearages amount =                                         believes that, at best, this
              Unknown                                                              claimant has a general unsecured
                                                                                   Class 6 claim against the
              Post pet. Arrearage amount =                                         estate. To the extent any
              n/a                                                                  collateral or proceeds therefrom
                                                                                   is insufficient to pay the
              Total Claim Amount =                                                 allowed secured portion of the
              $179,869.58                                                          claim in full, the deficiency
                                                                                   claim shall be classified and
                                                                                   paid pursuant to treatment of
                                                                                   Class 6 claimants.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
CLASS                DESCRIPTION                  INSIDERS          IMPAIRED               TREATMENT
                                                    Y/N               Y/N
------------------------------------------------------------------------------------------------------------------------------------
1(g)          Name = Treasurer/Tax Collector         No                No          Pursuant to Claim no. 73, this
              of Orange County                                                     claimant alleges a secured claim
                                                                                   for property taxes.  The
              Alleged Collateral Description                                       Committee has objected to this
              = Proceeds from the sale of                                          claim on the basis that the
              the AccuLase Note.                                                   statute of limitations for
                                                                                   collection has run. The hearing
              Collateral value =                                                   on the objection to this claim
              approximately $1,000,000.00                                          is scheduled for October 26,
                                                                                   1998.  The Helionetics Committee
              Priority of security int. =                                          believes that, at best, this
              Unknown (depends on whether                                          claimant has a general unsecured
              any other secured claims exist)                                      Class 6 claim against the
                                                                                   estate. To the extent any
              Principal owed = $60,636.61                                          collateral or proceeds therefrom
                                                                                   is insufficient to pay the
              Pre-pet. Arrearages amount =                                         allowed secured portion of the
              Unknown                                                              claim in full, the deficiency
                                                                                   claim shall be classified and
              Post pet. Arrearage amount =                                         paid pursuant to treatment of
              n/a                                                                  Class 6 claimants.

              Total Claim Amount = $60,636.61
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
CLASS                DESCRIPTION                  INSIDERS          IMPAIRED               TREATMENT
                                                    Y/N               Y/N
------------------------------------------------------------------------------------------------------------------------------------
1(h)          Name = Steven G. Trapp                 No                No          Pursuant to Claim no.75, this
                                                                                   claimant alleges a secured claim
              Alleged Collateral Description                                       based upon a judgment obtained
              = Proceeds from the sale of                                          on November 25, 1995. This claim
              the AccuLase Note.                                                   is subject to a pending
                                                                                   objection from the Helionetics
              Collateral value =                                                   Committee as to perfection of a
              approximately $1,000,000.00                                          security interest.  The hearing
                                                                                   on the objection to this claim
              Priority of security int. =                                          is scheduled for October 26,
              Unknown (depends on whether                                          1998. To the extent any
              any other secured claims exist)                                      collateral or proceeds therefrom
                                                                                   is insufficient to pay the
              Principal owed = $1,600.00.                                          allowed secured portion of the
                                                                                   claim in full, the deficiency
              Pre-pet. Arrearages amount =                                         claim shall be classified and
              Unknown                                                              paid pursuant to treatment of
                                                                                   Class 6 claimants.
              Post pet. Arrearage amount =
              n/a

              Total Claim Amount = $1,600.00
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
CLASS                DESCRIPTION                  INSIDERS          IMPAIRED               TREATMENT
                                                    Y/N               Y/N
------------------------------------------------------------------------------------------------------------------------------------
1(I)      Name = John and Margaret Murphy        No                No          Claim number 88 is based upon
                                                                               amounts allegedly owed by
          Alleged Collateral Description                                       Helionetics to this claimant for
          = Proceeds from the sale of                                          notes dated between February 13,
          the AccuLase Note.                                                   1991 and September 5, 1991
                                                                               between the claimants and
          Collateral value =                                                   Sentinel, a non-debtor.  The
          approximately $1,000,000.00                                          Debtor has objected to this
                                                                               claim on the grounds that, among
          Priority of security int. =                                          other things, this claim is not
          Unknown (depends on whether                                          a secured claim and is not an
          any other secured claims exist)                                      obligation of the Debtor. The
                                                                               hearing on the objection to this
          Principal owed = $136,000.00                                         claim is scheduled for October
                                                                               19, 1998.  The Debtor believes
          Pre-pet. Arrearages amount =                                         that, at best, this claimant has
          Unknown                                                              a general unsecured Class 6
                                                                               claim against the estate. To the
          Post pet. Arrearage amount =                                         extent any collateral or
          n/a                                                                  proceeds therefrom is
                                                                               insufficient to pay the allowed
          Total Claim Amount =                                                 secured portion of the claim in
          $136,000.00                                                          full, the deficiency claim shall
                                                                               be classified and paid pursuant
                                                                               to treatment of Class 6
                                                                               claimants.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
CLASS                DESCRIPTION                  INSIDERS          IMPAIRED               TREATMENT
                                                    Y/N               Y/N
------------------------------------------------------------------------------------------------------------------------------------
2       Name = Tri-Lite Administrative         No         No, treatment in   All holders of allowed Class 2
        Creditor Claims                                   accordance with    Claims have been treated in
                                                          Tri-Lite           accordance with the terms of
        Collateral                                        Agreement and      that certain agreement entered
        description = $6,637,136.00 in                    Tri-Lite           into by and between the Debtor,
        cash                                              Agreement II       the Helionetics  Committee,
                                                          which are          Tri-Lite and the Tri-Lite
        Collateral value =                                incorporated       Committee (the "Tri-Lite
        $6,637,136.00 in cash                             herein by          Agreement")(1), and that certain
                                                          reference.         agreement entered into by and
        Priority of                                                          between the Debtor and the
        security int. =                                                      Helionetics  Committee (the
        First Priority (Disputed by                                          "Tri-Lite Agreement II").
        Helionetics Committee as                                             Pursuant to both of these
        avoidable transfer)                                                  agreements, the dispute
                                                                             regarding the security for this
        Principal owed = $936,000;                                           claim has been resolved.
        $934,347 has already been paid                                       Payments to Commence on
        pursuant to the Tri-Lite                                             Effective Date.
        Agreements.
                                                                             Estimated Pay-out =
        Pre-pet. Arrearage                                                   approximately
        Amount = n/a                                                         $936,000 (100%)

        Post-pet. Arrearage                                                  Total estimated unpaid claim
        Amount = n/a                                                         amount = $1,653.00.
------------------------------------------------------------------------------------------------------------------------------------

----------

(1) A true and correct copy of the Tri-Lite Agreement and the Tri-Lite Agreement II may be requested from Debtor's counsel upon payment of copying costs and postage. In the event of an inconsistency between the Plan and the Tri-Lite Agreement and the Tri-Lite Agreement II, the terms of the Tri-Lite agreements shall control.

====================================================================================================================================
CLASS                DESCRIPTION             INSIDERS        IMPAIRED               TREATMENT
                                               Y/N             Y/N
------------------------------------------------------------------------------------------------------------------------------------
3         Name = Secured Claim of         No              Yes                 All holders of allowed Class 3
          Official Committee of                                               claims shall be treated in
          Unsecured Creditors for                                             accordance with the terms of the
          Tri-Lite ("the Tri-Lite                                             Tri-Lite Agreement and the
          Committee")                                                         Tri-Lite Agreement II. All
                                                                              creditors of Tri-Lite as defined
          Collateral description =                                            in the confirmed Tri-Lite Third
          $6,637,136.00 in cash                                               Amended Plan of Reorganization,
          Collateral value =  .                                               as Modified are bound by the
          $6,637,136.00 in cash                                               terms of the Tri-Lite
                                                                              Agreements. Payments to commence
          Priority of Security int. =                                         on Effective Date. Pursuant to
          First Priority (Disputed by                                         both of these agreements, the
          Helionetics Committee as                                            dispute regarding the security
          avoidable transfer)                                                 for this claim has been
                                                                              resolved.  The foregoing
          Principal owed =  $3,708,605                                        treatment shall be deemed to be
                                                                              in full satisfaction of all
          Pre-pet. Arrearage                                                  claims against both the Debtor
          Amount = n/a                                                        and Tri-Lite.

          Post-pet. Arrearage                                                 Estimated Pay-out =  66.51% of
          amount = n/a                                                        allowed Class 3 claims based
                                                                              upon the $3,708,605 amount of
          Total claim amount = $3,708,605                                     claims which represents 70% of
          (This amount represents seventy                                     the total allowed unsecured
          percent (70%) of the total allowed                                  claims of Tri-Lite less the
          unsecured claims of Tri-Lite,                                       $426,737 already paid to Tri-Lite
          Inc. less the $426,737                                              creditors. The gross payout to allowed
          already paid on account of                                          class 3 claims based upon 100% of the
          allowed unsecured claims of                                         Tri-Lite claims is 47%. Pursuant to the
          Tri-Lite, Inc. by the                                               Tri-Lite Agreements Debtor is
          reorganized Tri-Lite, Inc.)                                         only obligated to pay up to 70%
                                                                              of Tri-Lite allowed unsecured
                                                                              claims.
====================================================================================================================================

         2. Classes of Priority Unsecured Claims

         Certain priority claims that are referred to in ss.ss. 507(a)(3), (4),
(5), (6), and (7) of the Bankruptcy Code are required to be placed in classes. These types of claims are entitled to priority treatment as follows: the Code requires that each holder of such a claim receive cash on the Effective Date equal to the allowed amount of such claim. However, a class of unsecured priority claim holders may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the allowed amount of such claim.

         The following chart lists all classes containing Debtor's 507(a)(3),
(a)(4), (a)(5), (a)(6), and (a)(7) priority unsecured claims and their treatment under the Plan. (See Exhibit G for more detailed information about each priority unsecured claim.)

=========================================================================================================================
CLASS #              DESCRIPTION                       INSIDERS   IMPAIRED               TREATMENT
                                                         Y/N        Y/N
-------------------------------------------------------------------------------------------------------------------------
        4          Priority unsecured claims             Yes        No                   Paid in full in cash on
                   pursuant to Section 507(a)(3)                                         Effective Date from
                   (Wage Claims)                                                         Estate Funds
                   Total amount of claims =
                   Estimated $60,038.87                                                  Estimated Pay-Out = 100%.

-------------------------------------------------------------------------------------------------------------------------
        5          Priority unsecured claims             Yes        No                   Paid in full in cash on
                   pursuant to 507(a)(4)                                                 Effective Date from
                   (Contributions To Employee                                            Estate Funds
                   Benefit Plan)
                   Total amount of claims =                                              Estimated Pay-Out = 100%
                   Estimated $52,660.22
=========================================================================================================================

         3. Class of General Unsecured Claims

         General unsecured claims are unsecured claims not entitled to priority under Code Section 507(a). The following chart identifies the Plan's treatment of the class containing all of Debtor's general unsecured claims. (See Exhibit H-1 for detailed information about each general unsecured claim.)

=========================================================================================================================
CLASS #              DESCRIPTION                   INSIDERS            IMPAIRED           TREATMENT
                                                     Y/N                 Y/N
-------------------------------------------------------------------------------------------------------------------------
                                                                                     Holders of allowed Class 6
       6         General Unsecured Claims           See Exhibit           Yes        claims shall receive pro rata
                 Total Amount Of Estimated          H-1                              share of Estate Funds, after
                 General Unsecured is $6,600,000                                     payment of allowed
                 which is the sum of unsecured                                       administrative and priority
                 claims not subject to                                               claims and allowed classes 4
                 subordination under Bankruptcy                                      and 5 claims pursuant to the
                 Code Section 510(b) or (c). See,                                    terms set forth in the
                 Exhibit "J".                                                        Tri-Lite Agreement and the
                                                                                     Tri-Lite Agreement II. Payments
                                                                                     commence on the later of
                                                                                     Effective Date or date of
                                                                                     allowance of such claim and
                                                                                     continue until all Estate Funds
                                                                                     are liquidated.

                                                                                     The estimated pay out to Class
                                                                                     6 general unsecured creditors
                                                                                     is 65.48%. If the three
                                                                                     conditions set forth below are
                                                                                     not resolved by the Effective
                                                                                     Date, the Disbursing Agent will
                                                                                     pay no more than 40.7% of
                                                                                     allowed claims to creditors
                                                                                     holding undisputed claims and
                                                                                     shall deposit in a segregated
                                                                                     account ("Reserve Account") the
                                                                                     balance of the funds until such
                                                                                     time that the Disbursing Agent
                                                                                     determines that additional
                                                                                     funds are available as a result
                                                                                     of the satisfaction of the
                                                                                     following conditions: (1) there
                                                                                     is a determination by the Court
                                                                                     as to all claims which the
                                                                                     Debtor or the Helionetics
                                                                                     Committee seeks to subordinate;
                                                                                     (2) the Debtor's post-petition
                                                                                     tax liabilities have been
                                                                                     determined and approved; and
                                                                                     (3) all disputed claims are
                                                                                     resolved. See Exhibit J for the
                                                                                     estimated pay-out percentages
                                                                                     at each phase of the
                                                                                     post-confirmation process.

-------------------------------------------------------------------------------------------------------------------------

         4. Class(es) of Unsecured Claims Subordinated under 11 U.S.C. ss. 510(c) of the Bankruptcy Code

         The following chart identifies the Plan's treatment of the class of interest holders subordinated under Bankruptcy Code ss. 510(c).

=========================================================================================================================
CLASS #              DESCRIPTION                   INSIDERS            IMPAIRED           TREATMENT
                                                     Y/N                 Y/N
-------------------------------------------------------------------------------------------------------------------------
       7         Unsecured Claims             No              Yes         Holders of allowed Class 7 Claims shall
                 Subordinated under                                       receive pro rata share, if any, of
                 11 U.S.C.ss. 510(c)                                      Estate Funds after payments of allowed
                 to those claims of                                       administrative and priority claims and
                 Class 6 General                                          allowed Classes 2,3,4,5 and 6 Claims.
                 Unsecured Creditors                                      The estimated pay out to Class 7
                 includes the                                             creditors is 0%. See, Exhibit J.
                 subordinated claims
                 of Bowyer ($95,000),
                 Sramek ($709,109.35)
                 and Paige
                 ($24,956.46).
=========================================================================================================================



         5. Class(es) of Interest Holders and Claims Subordinated under 11 U.S.C.ss. 510(b) of the Bankruptcy Code

         Interest holders are the parties who hold ownership interest (i.e., equity interest) in the Debtor. If the Debtor is a corporation, entities holding preferred or common stock in the Debtor are interest holders. If the Debtor is a partnership, the interest holders include both general and limited partners. If the Debtor is an individual, the Debtor is the interest holder. The following chart identifies the Plan's treatment of the class of interest holders and claims subordinated under 11 U.S.C. ss. 510(b). (See Exhibit I for more detailed information about each interest holder and see Exhibit H-2 for more detailed information about each claim which the Debtor seeks to subordinate under 11 U.S.C. ss. 510(b)). Exhibit H-2 is neither an all inclusive nor a final list of those alleged claims which the Debtor believes may be subject to subordination under Section 510(b) and therefore, the Debtor's subordination of such claims herein shall be without prejudice to the

Debtor's filing additional subordination actions under ss. 510(b) by way of separate adversary proceedings. Exhibit H-2 includes a list of interest holders that have either filed or served proofs of claim against the estate alleging they hold claims (as opposed to equity interests) against the estate based upon their status as purchasers or sellers of the Debtor's stock. Confirmation of the Plan will result in all of these claims, as well as any claim of other interest holders listed on Exhibit I, to be deemed subordinated pursuant to 11 U.S.C. ss. 510(b). All such interest holders shall be treated as Class 8 interest holders without further Court order.

         The Levatter & Brainerd Claim, the Class Action Claim and certain investor claims identified on Exhibit H-2 shall be subordinated upon entry of the order confirming the Plan. The Levatter & Brainerd Claim, the Class Action Claim and the investor claim holders shall be treated as Class 8 interest holders without further Court order.

=========================================================================================================================
CLASS #          DESCRIPTION                 INSIDERS         IMPAIRED           TREATMENT
                                               Y/N              Y/N
-------------------------------------------------------------------------------------------------------------------------
       8         Shareholders, the          Yes, as to           Yes         Cancellation of existing interest, if
                 holders of the           shareholders.                      any, Holders of allowed Class 8
                 Levatter & Brainerd        No, as to                        interests or claims shall receive no
                 Claim, the Class          subordinated                      distribution under the Plan.
                 Action Claim and           creditors.
                 certain investor
                 claims, and holders
                 of any other Allowed
                 Unsecured Claims
                 Subordinated by the
                 Plan or separate
                 Bankruptcy Order
                 pursuant to 11 U.S.C.
                 ss. 510(b).  See,
                 Exhibit H-2.
=========================================================================================================================

         D. Means of Effectuating the Plan

                  1. Funding for the Plan

                  The Plan will be funded by the approximate $6,681,433.00 in proceeds remaining from the sale of the Debtor's 3,750,000 shares of LPI Stock and the sale of the Debtor's purported $2,972,000 secured claim against AccuLase together with interest earned thereon. In addition the Plan will also be funded by an $800,000 interest bearing secured promissory note executed by Tri-Lite, Inc., AIM and SPL in favor of the Helionetics Committee. The distribution of the proceeds will be determined by the K/B II Agreement, the Tri-Lite Agreements and the priority scheme set forth in the Bankruptcy Code. In summary, these agreements provide that a pool of funds will be established consisting of the proceeds from the sale of the 3,750,000 shares of LPI Stock and the proceeds from the sale of the Debtor's secured claim against AccuLase, Inc. This pool fund has been established. As of September 9, 1998, the Debtor and the Helionetics Committee hold jointly by way of a trust account at Southern California Bank approximately $6,637,136 (referred to herein as "Estate Fund"). Projected accrued interest on the amount held in the Estate Fund up to and including the Effective Date will be approximately $44,297.00. Thus, the estimated cash available for distribution will be approximately $6,681,433.00.

                  By Court order, the allowed administrative claims of Tri-Lite, Inc. ($914,347.00) together with the allowed first and second interim fees of the professionals of this estate (collectively, $603,978) and certain miscellaneous expenses (including United States Trustee's fees in the amount of $19,427) have been paid from the Estate Funds. After paying all remaining professional fees and other administrative claims (including the Class 2 Claim, estimated at $621,186.00), paying an amount to Tri-Lite pursuant to the Tri-Lite Agreement (estimated at $179,268.00), payment of priority tax claims in the amount of $67,591.00 and payment of Class 4 and 5 priority claims (total of approximately $112,698.00), and considering the additional interest earned, the remaining amount of cash on hand (approximately $5,700,690.00) will be distributed based upon the relative amount of allowed unsecured claims in each case. The remaining allowed unsecured claims in the Tri-Lite, Inc., case have been fixed at $3,708,605.00 which amount represents seventy percent (70%) of the total allowed unsecured claims in that case minus the

$426,737 already paid by the reorganized Tri-Lite, Inc. After giving the Debtor credit for its equivalent of the $426,737 already paid by the Tri-Lite Committee, the Estate Fund is reduced by all subsequent allowed administrative claims in the Debtor's case and increased by any interest earned. Each will be divided between the Debtor and Tri-Lite, Inc., in accordance with the following percentages:

                  Tri-Lite, Inc.'s % = 3,708,605/ (3,708,605 + Allowed Unsecured Claims of the Debtor).

                  Debtor's % = 1-Tri-Lite Inc.'s %

                  Attached hereto as Exhibit J is a report which sets forth the calculations upon which the distributions under the Plan are based. These calculations assume that the Debtor has approximately $6,600,000 of allowed unsecured claims, the Levatter & Brainerd Claim, the Class Action Claim and certain investor claims are subordinated pursuant to 11 U.S.C. ss. 510(b), the total amount of unpaid administrative claims in the Debtor's case is approximately $619,533 and the total amount of administrative claims in the Tri-Lite, Inc., case is $936,000. Pursuant thereto, the Debtor's distribution percentage would be 65.48% while Tri-Lite's distribution percentage would be 66.51%.

                  2. Reserved Funds for Disputing Claims

                  To the extent any claim or interest is disputed, if the Plan otherwise provides for payment on account of such claim or interest, funds will be held in a Reserve Account in an amount sufficient to accord such claim or interest the treatment set forth in the Plan until such time that the claim or interest is allowed. The interest-bearing reserve account shall be held in the name of the Disbursing Agent (defined below).

                  3. Post-Confirmation Management

                  The Disbursing Agent (defined below) shall be responsible for all disbursements proposed under the Plan and any of the duties or responsibilities delegated to it by the Helionetics Committee or the Post-Confirmation Committee pre- or post-confirmation. The Helionetics Committee or the "Post-Confirmation Committee" shall be responsible for administering or abandoning any other property of the estate.

                  4. Disbursing Agent

                  The Helionetics Committee and the Debtor shall designate the Disbursing Agent on or before the Effective Date. The Disbursing Agent shall make all distributions provided for under the Plan with two exceptions: distributions to the Class 2 and Class 3 creditors will be disbursed by the disbursing agent identified in the Tri-Lite Agreement. The Disbursing Agent shall serve with a bond which is to be paid from the Estate Funds and shall receive the blended rate of up to $150.00 per hour for distribution services rendered and shall be reimbursed for all out-of-pocket expenses incurred without further Court order. The funds to be disbursed by the Disbursing Agent will be maintained in a segregated interest-bearing trust account. The Disbursing Agent's sole function is to disburse funds in accordance with the Plan.

                  5. Post-Confirmation Committee

                  On the Effective Date, the Helionetics Committee shall dissolve and members of the Helionetics Committee shall be released and discharged from all rights and duties as committee members arising from or relating to this case. The members of the Post-Confirmation Committee shall be the same as the members of the Helionetics Committee.

                  On the Effective Date, the Post-Confirmation Committee shall remain in existence for the sole and exclusive purpose of replacing the Helionetics Committee and acting in accordance with the Plan, including, without limitations, enforcing the Committee's rights and remedies in the event of a default by parties to the K/B II Agreement; pursuing litigation; objecting to claims; and administering and liquidating any assets which are vested in the Post-Confirmation Committee by the Plan. The Post-Confirmation committee may employ professionals such as attorneys and accountants to assist it with its duties. The Post-Confirmation Committee will not have any other rights, responsibilities or obligations after the Effective Date except for the limited purpose set forth herein. Upon satisfaction of all provisions of the Plan, the Post-Confirmation Committee shall dissolve and the members of the Post-Confirmation Committee shall be released and discharged from all rights and duties as committee members arising from or related to this Case. The professionals of the Post-Confirmation Committee shall only be entitled to compensation and reimbursement from the Estate Funds for post-Effective Date services rendered for the limited purpose set forth herein. Any such professional fees and expenses shall be submitted by invoice upon ten days notice to Debtor's counsel, the Post-Confirmation Committee Chairperson and the Office of the United States Trustee. After such ten day period, if there is no objection and request for hearing by the noticed parties, the fees and expenses shall be paid from the Estate Funds. The Post-Confirmation chairperson shall be Hevka Sramek.

                  6. Claim Objections

                  The Helionetics Committee or the Post-Confirmation Committee shall be primarily responsible for all objections to claims held by insiders of the Debtor. The Debtor's counsel shall be primarily responsible for prosecuting all subordination actions except for subordination actions against the Debtor's insiders and employees, which shall be the sole responsibility of the Helionetics Committee or the Post-Confirmation Committee. However, any other party in interest may seek to subordinate or object to any claims but shall bear its own costs and fees for doing so.

         E. Risk Factors

         The projected distribution to creditors is a function of the amount of claims allowed against the Debtor. The Debtor has to the best of its ability estimated the claims amount which it believes will be allowed. However, this is only an estimate based upon (1) the Debtor's and the Helionetics Committee's anticipated success on certain claim objections and (2) the Debtor's assumption that certain claims asserted against the Debtor are subject to subordination pursuant to 11 U.S.C. ss. 510(b). The Debtor's and the Committee's success with respect to the claim objections and the subordination of certain claims will directly impact the amount paid out to holders of allowed unsecured claims. See Exhibit H-1, for those claims the Debtor or the Committee intends to object to and the basis for said objection. See Exhibit H-2 of this Disclosure Statement regarding the claims the Debtor believes are subject to subordination under
Section 510(b).

         F. Other Provisions of the Plan

                  1. Executory Contracts and Unexpired Lease

                  The Debtor rejected its lease of commercial property located in Van Nuys, California, by not assuming the lease within the sixty (60) day time period required by 11 U.S.C. ss.365. The Debtor will reject two (2) agreements it has with Xerox Corporation regarding the lease of two (2) copy machines. The rejection shall be effective upon entry of the order confirming the Debtor's plan of reorganization. Any deficiency claim which Xerox Corporation has against the Debtor or the estate is a Class 6 general unsecured claim which will be paid pursuant to the terms of the Plan. See Exhibit C and D for further details on the rejection/assumption of unexpired leases and executory contracts.

                  THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF A LEASE OR CONTRACT IS THIRTY DAYS FROM THE EFFECTIVE DATE. Any claim based on the rejection of a contract or lease will be barred if the proof of claim is not timely filed, unless the Court later orders otherwise.

                  2. Revesting of Sentinel Computer, Inc. and Helio Computer,
                     Inc. in the Debtor

                  Upon entry of the order confirming the Plan, the estate's stock interest in Sentinel Computer, Inc., and Helio Computer, Inc., shall revest in the Debtor. The Post-Confirmation Committee, in order to maximize the value of assets of the estate or reduce the liabilities of the estate, is authorized under the Plan to dissolve or file voluntary bankruptcy petitions for Sentinel Computer, Inc., and Helio Computer, Inc., either pre- or post-confirmation of the Plan.

                  3. Reissuance of Stock

                  The Plan provides that at the option of the Helionetics Committee or the Post-Confirmation Committee, the Debtor shall issue shares of stock in the Debtor to either the Helionetics Committee, the Post-Confirmation Committee, or any entities designated by either committee.

                  The Debtor and the Helionetics Committee or the Post-Confirmation Committee will cause to be prepared a qualified opinion that the delivery of the aforesaid shares of Helionetics stock under the Plan and their resale into public markets is exempt from Section 5 registration under the 33 Act pursuant to Section 1145 of the Code and Section 4(1) of the 33 Act. The Debtor and the Helionetics Committee or the Post-Confirmation Committee, upon agreement, may employ professionals to assist them in preparing the opinion. Helionetics shall obtain all appropriate board resolutions and other corporate authority necessary to enter into the transactions contemplated herein. The Court will be requested to make appropriate findings in the Confirmation Order in support thereof.

                  4. Dissolution of the Debtor

                  Upon disbursement of all Estate Funds in accordance with the Plan, the Post-Confirmation Committee shall take actions to wind up and dissolve the Debtor in accordance with California state law.

                  5. Changes in Rates Subject To Regulatory Commission Approval

                  This Debtor is not subject to governmental regulatory commission approval of its rates.

                  6. Retention of Jurisdiction

                  The Court will retain jurisdiction to the extent provided by law.

         G. Tax Consequences of Plan

         CREDITORS AND INTEREST HOLDERS CONCERNED WITH HOW THE PLAN MAY AFFECT THEIR TAX LIABILITY SHOULD CONSULT WITH THEIR OWN ACCOUNTANTS, ATTORNEYS, AND/OR ADVISORS. The following disclosure of possible tax consequences is intended solely for the purpose of alerting readers about possible tax issues this Plan may present to the Debtor. The Proponent CANNOT and DOES NOT represent that the tax consequences contained below are the only tax consequences of the Plan because the Tax Code embodies many complicated rules which make it difficult to state completely and accurately all the tax implications of any action.

         The Helionetics Committee has retained the accountancy firm of Squar, Milner and Reehl ("SMR") to give advice on certain tax matters involving the Debtor, including the tax liability, if any, generated by the sale of the Debtor's 3,750,000 shares of LPI Stock and the AccuLase Note.

         Capital gains were generated in 1997 and 1998 by the sale of the Debtor's 3,750,000 shares of LPI Stock. SMR believes that the Debtor will have no tax liability for the 1997 year since any capital gain incurred in 1997 by the sale of the LPI Stock will likely be offset by the capital loss resulting from the sale of the AccuLase Note in 1997.

         SMR believes that the Debtor has substantial net operating loss carryovers ("NOLs") which were generated prior to 1997. It is possible that the Internal Revenue Service ("IRS") may not agree with SMR's position regarding the NOLs and elect to under-take an audit. The use of NOLs can be substantially limited where there has been a change in ownership exceeding 50% within a three year time frame pursuant to Internal Revenue Code Section 382. Accordingly, the NOLs may or may not be available to offset any capital gains.

         In 1998 the sale of 1,750,000 shares of LPI stock at $2.80 per share generated a capital gain of roughly $3,500,000 assuming the tax basis of such shares is $.75 per share. Without knowing what losses will be generated in 1998 from the final winding up of the estate, it is impossible to know at this time how much of the NOLs (or other carryovers), if any, will be required to offset any 1998 taxable income.

         The last tax returns filed by the Debtor were for 1995 after which operations essentially ceased, no further accounting took place and the Debtor's records were moved to a warehouse. SMR undertook the preparation of the consolidated 1996 tax returns from what data was available. The 1996 returns were filed in July 1998, the 1997 returns were filed in September 1998 and the 1998 returns will be filed as soon as possible thereafter. It is currently anticipated that a reserve for taxes in the approximate amount of $1,500,000 will be necessary if any distributions are to be made prior to the final determination of estate tax liability.

IV. CONFIRMATION REQUIREMENTS AND PROCEDURES

         PERSONS OR ENTITIES CONCERNED WITH CONFIRMATION OF THIS PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON CONFIRMING A PLAN OF REORGANIZATION IS VERY COMPLEX. The following discussion is intended solely for the purpose of alerting readers about basic confirmation issues, which they may wish to consider, as well as certain deadlines for filing claims. The Proponent CANNOT and DOES NOT represent that the discussion contained below is a complete summary of the law on this topic.

         Many requirements must be met before the Court can confirm a Plan. Some of the requirements include that the Plan must be proposed in good faith, acceptance of the Plan, whether the Plan pays creditors at least as much as creditors would receive in a Chapter 7 liquidation, and whether the Plan is feasible. These requirements are not the only requirements for confirmation.

         A. Who May Vote or Object

                  1. Who May Object to Confirmation of the Plan

                  Any party in interest may object to the confirmation of the Plan, but as explained below not everyone is entitled to vote to accept or reject the Plan.

                  2. Who May Vote to Accept/Reject the Plan

                  A creditor or interest holder has a right to vote for or against the Plan if that creditor or interest holder has a claim which is both
(1) allowed or allowed for voting purposes and (2) classified in an impaired class.

                           (a) What Is an Allowed Claim/Interest

                           As noted above, a creditor or interest holder must
first have an allowed claim or interest to have the right to vote. Generally, any proof of claim or interest will be allowed, unless a party in interest brings a motion objecting to the claim. When an objection to a claim or interest is filed, the creditor or interest holder holding the claim or interest cannot vote unless the Court, after notice and hearing, either overrules the objection or allows the claim or interest for voting purposes.

                           THE BAR DATE FOR CREDITORS TO FILE A PROOF OF CLAIM
IN THIS CASE IS NOVEMBER 12, 1997. A SUPPLEMENTAL BAR DATE FOR FILING A PROOF OF CLAIM HAS BEEN SET AS FEBRUARY 9, 1998. ALSO A SEPARATE BAR DATE FOR INTEREST HOLDERS TO FILE A PROOF OF INTEREST HAS BEEN SET AS MARCH 9, 1998.

                           A creditor may have an allowed claim or interest even
if a proof of claim or interest was not timely filed. A claim is deemed allowed if (1) it is scheduled on the Debtor's schedules and such claim is not scheduled as disputed, contingent, or unliquidated, and (2) no party in interest has objected to the claim. Consult Exhibits F through I to see how the Plan Proponent has characterized your claim or interest.

                           (b) What Is an Impaired Claim/Interest

                           As noted above, an allowed claim or interest only has
the right to vote if it is in a class that is impaired under the Plan. A class is impaired if the Plan alters the legal, equitable, or contractual rights of the members of that class. For example, a class comprised of general unsecured claims is impaired if the Plan fails to pay the members of that class 100% of what they are owed.

                           In this case, the Proponent believes that Classes 3,
6, 7 and 8 are impaired and that holders of claims in Classes 3, 6 and 7 are entitled to vote to accept or reject the Plan. Class 8 is not entitled to vote or accept or reject the Plan because Class 8 does not receive or retain any value under the Plan. The Proponent believes that Classes 1(a) through 1(I), 2, 4, and 5 are unimpaired and that holders of claims in each of these classes therefore do not have the right to vote to accept or reject the Plan. Parties who dispute the Proponent's characterization of their claim or interest as being impaired or unimpaired may file an objection to the Plan contending that the Proponent has incorrectly characterized the class.

                  3. Who Is Not Entitled to Vote

                  The following four types of claims are not entitled to vote:
(1) claims that have been disallowed; (2) claims in unimpaired classes; (3) claims entitled to priority pursuant to Code sections 507(a)(1), (a)(2), and
(a)(8); and (4) claims in classes that do not receive or retain any value under the Plan. Claims in unimpaired classes are not entitled to vote because such classes are deemed to have accepted the Plan. Claims entitled to priority pursuant to Code sections 507(a)(1), (a)(2), and (a)(7) are not entitled to vote because such claims are not placed in classes and they are required to receive certain treatment specified by the Code. Claims in classes that do not receive or retain any value under the Plan do not vote because such classes are deemed to have rejected the Plan. EVEN IF YOUR CLAIM IS OF THE TYPE DESCRIBED ABOVE, YOU MAY STILL HAVE A RIGHT TO OBJECT TO THE CONFIRMATION OF THE PLAN.

                  4. Who Can Vote in More Than One Class

                  A creditor whose claim has been allowed in part as a secured claim and in part as an unsecured claim is entitled to accept or reject a Plan in both capacities by casting one ballot for the secured part of the claim and another ballot for the unsecured claim.

                  5. Votes Necessary to Confirm the Plan

                  If impaired classes exist, the Court cannot confirm the Plan unless (1) at least one impaired class has accepted the Plan without counting the votes of any insiders within that class, and (2) all impaired classes have voted to accept the Plan, unless the Plan is eligible to be confirmed by "cramdown" on non-accepting classes, as discussed later in Section (IV.A.8.).

                  6. Votes Necessary for a Class to Accept the Plan

                  A class of claims is considered to have accepted the Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the claims which actually voted, voted in favor of the Plan. A class of interests is considered to have accepted the Plan when at least two-thirds (2/3) in amount of the interest-holders of such class which actually voted, voted to accept the Plan.

                  7. Treatment of Nonaccepting Classes

                  As noted above, even if all impaired classes do not accept the proposed Plan, the Court may nonetheless confirm the Plan if the nonaccepting classes are treated in the manner required by the Code. The process by which nonaccepting classes are forced to be bound by the terms of a Plan is commonly referred to as "cramdown." The Code allows the Plan to be "crammed down" on nonaccepting classes of claims or interests if it meets all consensual requirements except the voting requirements of 1129(a)(8) and if the Plan does not "discriminate unfairly" and is "fair and equitable" toward each impaired class that has not voted to accept the Plan as referred to in 11 U.S.C. ss. 1129(b) and applicable case law.

                  8. Request for Confirmation Despite Nonacceptance by Impaired Class(es)

                  The party proposing this Plan, the Debtor, asks the Court to confirm this Plan by cramdown on impaired Classes 3, 6, 7 or 8, if any of these classes do not vote to accept the Plan.

Please note that the proposed plan treatment described by this Disclosure Statement cannot be crammed down on the following classes: none.

         B. Liquidation Analysis

         Another confirmation requirement is the "Best Interest Test", which requires a liquidation analysis. Under the Best Interest Test, if a claimant or interest holder is in an impaired class and that claimant or interest holder does not vote to accept the Plan, then that claimant or interest holder must receive or retain under the Plan property of a value not less than the amount that such holder would receive or retain if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code.

         In a Chapter 7 case, the Debtor's assets are usually sold by a Chapter 7 trustee. Secured creditors are paid first from the sales proceeds of properties on which the secured creditor has a lien. Administrative claims are paid next. Next, unsecured creditors are paid from any remaining sales proceeds, according to their rights to priority. Unsecured creditors with the same priority share in proportion to the amount of their allowed claim in relationship to the amount of total allowed unsecured claims. Finally, interest holders receive the balance that remains after all creditors are paid, if any.

         For the Court to be able to confirm this Plan, the Court must find that all creditors and interest holders who do not accept the Plan will receive at least as much under the Plan as such holders would receive under a Chapter 7 liquidation. The Plan Proponent maintains that this requirement is met here for the following reasons:

         In the event that the Debtor were to now be a debtor under chapter 7, the funds that would become available to the estate would be less than under a Chapter 11. The estate would have to bear the burden of the trustee's fees and the administrative expenses incurred by the trustee's professionals while they familiarize themselves with this case. The Chapter 7 administrative expenses would be in addition to the Chapter 11 administrative expenses already incurred thereby reducing the available funds to be distributed to creditors of the estate. The Debtor in possession is in a position which allows it to disburse the funds to holders of allowed claims at the least cost to the estate.

         Below is a demonstration, in balance sheet format, that all creditors and interest holders will receive today at least as much under the Plan as such creditor or interest holder would receive under a Chapter 7 liquidation. (See Exhibit E for a detailed explanation of how the following assets are valued.)

ASSETS VALUED AT LIQUIDATION VALUES:

CURRENT ASSETS

a.       Cash on hand                             $6,637,136.00

         TOTAL CURRENT ASSETS             approx. $6,637,136.00

FIXED ASSETS

a.       Office furniture & equipment                       N/A
b.       Machinery & equipment                              N/A
c.       Automobiles                                        N/A
d.       Buildings & Land                                   N/A

         TOTAL FIXED ASSETS                                 N/A

OTHER ASSETS

a.       Customer list                                      N/A
b.       Other intangibles (patents)                        N/A
c.       Stock of Sentinel Computers, Inc.                $0.00
d.       Stock of Helio Computers, Inc.                   $0.00(1)

         TOTAL OTHER ASSETS                                 N/A

TOTAL ASSETS AT LIQUIDATION VALUE

                                                 $ 6,637,136.00

                                                 ==============
Less:

Secured creditor's recovery                               $0.00(2)

Less:

Chapter 7 trustee fees and expenses                 $350,000.00

Less:

Chapter 11 administrative expenses                  $250,000.00


Less:

Priority claims, excluding

administrative expense claims                       $180,289.69

Less:

Debtor's claimed exemptions                               $0.00
                                                       ========

----------

(1) Debtor values the Sentinel and Helio stock at $0 because these entities have no assets and no ongoing operations.

(2) Pursuant to the K/B II Agreement and the court-approved Tri-Lite Agreement, no creditor would hold a secured claim against the estate. This liquidation analysis assumes that the chapter 7 trustee will assume the K/B II Agreement and the Tri-Lite Agreements pursuant to which the estate of Tri-Lite will receive 36% of the remaining sale proceeds and Helionetics will receive 64% of the remaining sale proceeds.

(1) Balance of $6,637,136.00 for payment of Secured Claim of Official Committee of Unsecured Creditors $2,060,892 of Tri-Lite, Inc., as set forth in the Tri-Lite Agreements (Claim amount $3,708,605).

(2) Balance of $6,637,136.00 for payment of the allowed claims against the Debtor, including Section 507(a)(3), (a)(4) and (a)(8) as well as allowed unsecured nonsubordinated and subordinated claims and chapter 7 trustee fees and professional fees as set forth in the Tri-Lite Agreements.

% OF THEIR CLAIMS WHICH UNSECURED CREDITORS WHOSE CLAIMS ARE NOT SUBJECT TO SUBORDINATION WOULD RECEIVE OR RETAIN IN A CH. 7 LIQUIDATION: = 65.48%

         Below is a demonstration, in tabular format, that all creditors and interest holders will receive at least as much under the Plan as such creditor or holder would receive under a Chapter 7 liquidation.

===========================================================================================================
CLAIMS & CLASSES                      PAYOUT PERCENTAGE UNDER THE PLAN  PAYOUT PERCENTAGE IN CHAPTER 7
                                                                        LIQUIDATION
-----------------------------------------------------------------------------------------------------------
Administrative Claims                 100%                              100%

-----------------------------------------------------------------------------------------------------------
Priority Tax Claims                   100%                              100%

-----------------------------------------------------------------------------------------------------------
Class 1 (a)- Disputed Secured Claim
Barnes

                                      Barnes has no claim or interest   Barnes has no claim or interest
                                      in the Debtor's estate except     in the Debtor's estate except
                                      for any claims she may have       for any claims she may have
                                      which stem from equitable         which stem from equitable
                                      subrogation rights she may have   subrogation rights she may have
                                      in the Colyear Trust Claim.       in the Colyear Trust Claim.
                                      Barnes will, however, among       Barnes will, however, among
                                      other things, receive 82.5% of    other things, receive 82.5% of
                                      New Tri-Lite Stock; retain        New Tri-Lite Stock; retain
                                      24,000 KSW shares; retain all     24,000 KSW shares; retain all
                                      her shares in Marinco; and        her shares in Marinco; and
                                      receive a $500,000.00 note        receive a $500,000.00 note
                                      against AIM, SPL and Tri-Lite     against AIM, SPL and Tri-Lite
                                      secured by their assets (junior   secured by their assets (junior
                                      to the Committee's $800,000.00    to the Committee's $800,000.00
                                      secured note). The $500,000 note  secured note). The $500,000 note
                                      does not get paid until the       does not get paid until the
                                      $800,000.00 note has been paid    $800,000.00 note has been paid
                                      in full and the SPL unsecured     in full and the SPL unsecured
                                      claims are paid in full in        claims are paid in full in
                                      accordance with the SPL plan of   accordance with the SPL plan of
                                      reorganization.                   reorganization.

-----------------------------------------------------------------------------------------------------------
Class 1(b)-Disputed Secured Claim     100%                              100%
of Richard C. Pinney

-----------------------------------------------------------------------------------------------------------
Class 1(c)-Disputed Secured Claim     100%                              100%
of Trico S & T

-----------------------------------------------------------------------------------------------------------
Class 1(d)-Disputed Secured Claim     100%                              100%
of Jose R. Mundoza
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Class 1(e)-Disputed Secured Claim     100%                              100%
of Richard C. Colyear Testamentary
Trust

-----------------------------------------------------------------------------------------------------------
Class 1(f)-Disputed Secured Claim     100%                              100%
of Richard O'Niel

-----------------------------------------------------------------------------------------------------------
Class 1(g)-Disputed Secured Claim     100%                              100%
of Orange County Tax Collector

-----------------------------------------------------------------------------------------------------------
Class 1(h)-Disputed Secured Claim     100%                              100%
of Steven G. Trapp

-----------------------------------------------------------------------------------------------------------
Class 1(I)-Disputed Secured Claim     100%                              100%
of John and Margaret Murphy

-----------------------------------------------------------------------------------------------------------
Class 2 - Tri-Lite Administrative     100%                              100%
Creditors

-----------------------------------------------------------------------------------------------------------
Class 3 - Noninsider creditors of     66.51%/47%                        66.51%/47%
Tri-Lite

-----------------------------------------------------------------------------------------------------------
Class 4- Priority Unsecured Claims    100%                              100%
pursuant to Section 507(a)(3)

-----------------------------------------------------------------------------------------------------------
Class 5 - Priority Unsecured Claims   100%                              100%
pursuant to Section 507(a)(4)

-----------------------------------------------------------------------------------------------------------
Class 6  - General Unsecured Claims   65.48%                            65.48%(1)
Not Subject To Subordination

-----------------------------------------------------------------------------------------------------------
Class 7 Unsecured Claims              0%                                0%
Subordinated under Section 510(c)

-----------------------------------------------------------------------------------------------------------
Class 8 Interest Holders and Claims   0%                                0%
Subordinated Under Section 510(b)
===========================================================================================================

(1) The Debtor and the Helionetics Committee believe that creditors and interest holders would receive no more or less in a chapter 7 liquidation than they would receive under the proposed plan. However, it is believed that the distribution would be slower in a chapter 7 case.

         C. Feasibility

         Another requirement for confirmation involves the feasibility of the Plan, which means that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Debtor or any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan.

         There are at least two important aspects of a feasibility analysis. The first aspect considers whether the Debtor will have enough cash on hand on the Effective Date of the Plan to pay all the claims and expenses which are entitled to be paid on such date. The Plan Proponent maintains that this aspect of feasibility is satisfied as illustrated here:

Cash on hand on the Effective Date:                          $6,637,136.00(1)

         To Pay: Administrative claims                (approx. $619,533.00)

                                                       --------------------
         To Pay: Statutory costs & charges             (approx. $23,500.00)
         To Pay: Other Plan Payments due

                     on the Effective Date            (approx. $361,210.00)

The Debtor will have on hand on the Effective Date the amount of approximately $6,681,433.00. Additionally the estate will receive the benefit of an $800,000 interest bearing secured promissory note(2) executed by Tri-Lite, Inc., AIM and SPL in favor of the Helionetics Committee for the payment of allowed claims of the Debtor's estate.

         Attached hereto as Exhibit J is a Report of Accountants (Squar, Milner & Reehl, Inc.) and attorneys (Albert, Weiland & Golden, LLP) for the Official Committee of Unsecured Creditors on Projected Distributions to Unclassified Claimants and to all Classes of Creditors, which sets forth the estimated plan payments by way of dollar amount and percentage and the method by which these figures were arrived at.

----------

(1) Pursuant to a Court order, the Tri-Lite Professionals have already been paid the amount of $934,347. Allowed administrative claims of the Debtor's and the Helionetics' Committee's professionals in the amount of $603,977.00 and miscellaneous expenses (including United States Trustee fees in the amount of $19,427.00 have also been paid pursuant to order of the Court.

(2) The value of the note is unknown. Because both the Helionetics Committee and the Office of the United States Trustee believe Tri-Lite, Inc., has little value, it could be that the note is also of little value.

         The second aspect considers whether the Proponent will have enough cash over the life of the Plan to make the required Plan payments. The Debtor's Plan does not contemplate payments over the life of the Plan. Rather, the Plan proposed by the Debtor is the vehicle by which the Debtor will distribute the proceeds from the sale of the LPI Stock, the Debtor's secured claim against AccuLase and the proceeds from post confirmation litigation. The Plan Proponent has provided no financial information on a going forward basis.

YOU ARE ADVISED TO CONSULT WITH YOUR ACCOUNTANT OR FINANCIAL ADVISOR IF YOU HAVE ANY QUESTIONS PERTAINING TO THESE FINANCIAL STATEMENTS.

         In summary, the Plan proposes to pay all creditors, on account of their allowed claims and interests, subject to reserves for taxes, disputed claims, and subordinated claims, on the Effective Date from the proceeds of the sale of the LPI Stock, the Debtor's secured claim against AccuLase, and recovery from Post-Confirmation litigation.

V. EFFECT OF CONFIRMATION OF PLAN

         A.       Discharge

         In accordance with 11 U.S.C. section 1141 and to the extent permitted by law, the Plan provides a discharge of liability for payment of debts incurred before confirmation of the Plan and approval of the Tri-Lite Agreements and the K/B II Agreement.

         B.       Revesting of Property

         Except as provided in Section (V.E.), and except as provided elsewhere in the Plan, the confirmation of the Plan revests all of the property of the estate in the Post-Confirmation Committee.

         C.       Modification of Plan

         The Proponent of the Plan or the Helionetics Committee may modify the Plan at any time before confirmation. However, the Court may require a new disclosure statement and/or revoting on the Plan.

         The Plan Proponent or the Post-Confirmation Committee may also seek to modify the Plan at any time after confirmation only if (1) the Plan has not been substantially consummated and (2) the Court authorizes the proposed modifications after notice and a hearing.

         D.       Post-Confirmation Status Report

         Within 120 days of the entry of the order confirming the Plan, Plan Proponent or the Committee shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the twenty largest unsecured creditors, and those parties who have requested special notice. Further status reports shall be filed every 120 days and served on the same entities.

         E.       Post-Confirmation Conversion/Dismissal

         A creditor or party in interest may bring a motion to convert or dismiss the case under section 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. If the Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate. The automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Court during this case.

         The order confirming the Plan may also be revoked under very limited circumstances. The Court may revoke the order if the order of confirmation was procured by fraud and if a party in interest brings an adversary proceeding to revoke confirmation within 180 days after the entry of the order of confirmation.

         F.       Final Decree

         Once the estate has been fully administered as referred to in Bankruptcy Rule 3022, the Plan Proponent, or such other party as the Court shall designate in the Plan Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case.
Date: October ____, 1998

                                  ____________________________________
                                  E. Maxwell Malone, CEO and
                                  President of Helionetics, Inc.,
                                  the Debtor and Debtor in Possession

                                  WINTHROP COUCHOT
                                  PROFESSIONAL CORPORATION

                                  By: ________________________________
                                           Paul J. Couchot
                                           Richard H. Golubow
                                  Attorneys for Plan Proponents

                             SUPPORTING DECLARATION

         I, E. Maxwell Malone, declare:

         1. I am the CEO and President of Helionetics, Inc., the Debtor and Debtor-in-Possession herein (the "Debtor"). All of the matters to which I will testify in this declaration are based upon my own personal knowledge, are true and correct and, if called upon to testify, I could and would competently testify to the facts set forth herein.

         2. As CEO and President, I have personal knowledge of all of the Debtor's operations.

         3. I have assisted the Debtor's counsel in the preparation of the Disclosure Statement and Plan of Reorganization filed herewith. To the best of my knowledge the information contained in the Disclosure Statement and the Plan of Reorganization is truthful and accurate.

         I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct.

DATED:  October _____, 1998              _________________________________
                                                  E. MAXWELL MALONE

                                TABLE OF CONTENTS

I.       INTRODUCTION                                                        2

A.       Purpose Of This Document                                            2
B.       Deadlines For Voting And Objecting; Date Of Plan
         Confirmation Hearing                                                3
C.       Disclaimer                                                          4

II.      BACKGROUND                                                          5

A.       Description and History of the Debtor's Business                    5
B.       Principals/Affiliates of Debtor's Business                          6
C.       Management of the Debtor Before and After the bankruptcy            6
D.       Events leading to Chapter 11 filing                                 6
E.       Members Of The Helionetics Committee                                7
F.       Significant Events During The Bankruptcy                            7

III.     SUMMARY OF THE PLAN OF REORGANIZATION                              19

A.       What Creditors And Interest Holders Will Received Under
         The Proposed Plan                                                  19
B.       Unclassified Claims                                                19
C.       Classified Claims And Interests                                    22
D.       Means Of Effectuating The Plan                                     37
E.       Risk Factors                                                       40
F.       Other Provisions Of The Plan                                       40
G.       Tax Consequences Of Plan                                           42

IV.      CONFIRMATION REQUIREMENTS AND PROCEDURES                           43

A.       Who May Vote Or Object                                             44
B.       Liquidation Analysis                                               47
C.       Feasibility                                                        52

V.       EFFECT OF CONFIRMATION OF PLAN                                     53

A.       Discharge                                                          53
B.       Revesting Of Property                                              53
C.       Modification Of Plan                                               53
D.       Post-Confirmation Status Report                                    54
E.       Post-Confirmation Conversion/Dismissal                             54
F        Final Decree

                                PROOF OF SERVICE

STATE OF CALIFORNIA, COUNTY OF ORANGE

         I am employed in the County of Orange, State of California. I am over the age of 18 and not a party to the within action; my business address is 3 Civic Plaza, Suite 280, Newport Beach, California 92660.

         On 10/19/98 I served the foregoing documents described FOURTH AMENDED DISCLOSURE STATEMENT DESCRIBING DEBTOR'S THIRD AMENDED CHAPTER 11 LIQUIDATING PLAN on the interested parties in this action by placing the true copies thereof enclosed in sealed envelopes addressed as follows:

PLEASE SEE ATTACHED SERVICE LIST

         I am "readily familiar" with the firm's practice of collection and processing of correspondence of mailing. Under that practice it would be deposited with the U.S. Postal Service on that same date with postage thereon fully prepaid at Newport Beach, California in the ordinary course of business. I am aware that on motion of the party served, service is presumed invalid if postal cancellation date or postage meter date is more than one day after date of deposit for mailing an affidavit.

         I declare that I am employed in the office of a member of the bar of this court at whose direction this service was made.

         Executed on 10/19/98, at Newport Beach, California.

                                            __________________________________
                                            Jeannie R. McCoy